SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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FIRST FINANCIAL CORPORATION
(Name of Registrant As Specified In Its Charter)

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FIRST FINANCIAL CORPORATION
800 Washington Avenue
P.O. Box 269
Waco, Texas 76703
(254) 757-2424

____________

INFORMATION STATEMENT

Relating to

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 15, 2001

____________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished by the Board of Directors of First Financial Corporation (the "Company") to holders of shares of the Company's common stock in connection with the Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 800 Washington Avenue, Waco, Texas, on Tuesday, May 15, 2001, at 2:00 p.m., local time, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Information Statement is being mailed on or about April 17, 2001.

     The Board of Directors has fixed the close of business on April 13, 2001, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting ("Record Date"). As of the Record Date, there were issued and outstanding 173,528 shares of common stock, excluding 10,222 shares held as treasury stock that will not be voted. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is required for the election of a director. Shareholders do not have cumulative voting rights. Votes are counted by representatives of the Company at the Annual Meeting.

     The Company will bear all costs and expenses relating to the preparation, printing, and mailing of this Information Statement and accompanying materials to shareholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the best knowledge of the Company, the following table presents certain information regarding the number and percentage of shares of common stock beneficially owned by each person who beneficially owns more than 5% of the Company's common stock, by each director and each nominee for election as a director, by each executive officer, and by all directors and executive officers as a group, as of March 31, 2001. Except as otherwise indicated, the directors, nominees, and officers have sole voting and investment power with respect to the shares beneficially owned by them.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares
First Financial Holdings, Ltd. 800 Washington Ave Waco, Texas 76701	92,742	53.44%

FFC Holdings, Inc.| 800 Washington Ave. Waco, Texas 76701	92,742(1)	53.44%

Mary Hyden Mann Hunter 6800 Harvey Drive Waco, Texas 76710	101,997(2)	58.78%

Walter J. Rusek 2121 Lake James Waco, Texas 76710	101,997(3)	58.78%

David W. Mann 800 Washington Ave. Waco, Texas 76701	92,829(4)	53.50%

Bluebonnet Investments, Ltd. 800 Washington Ave. Waco, Texas 76714-8436	9,255	5.33%

Robert A. Mann P. O. Box 8436 Waco, Texas 76714-8436	101,997(5)	58.78%

Bluebonnet Enterprises, Inc. 800 Washington Ave. Waco, Texas 76701	9,255(6)	5.33%

David W. Mann 1990 Trust P. O. Box 8436 Waco, Texas 76714-8436	101,997(7)	58.78%

Allen B. Mann(8) 1401 Elm Street, Suite 1800 Dallas, Texas 75202	9	*

All directors and executive officers as a group	102,084	58.83%

(1)       Consists of the 92,742 shares owned by First Financial Holdings, Ltd., a Texas limited partnership ("Holdings"), the general partners of which are FFC Holdings, Inc., a Texas corporation ("FFCH"), all of the outstanding shares of which are owned by the David W. Mann 1990 Trust ("1990 Trust"), and David W. Mann. The Company has been notified that on March 20, 2001, David W. Mann, exercising his authority pursuant to the terms of the 1990 Trust, appointed Mary Hyden Mann Hunter and Walter J. Rusek as successor co-trustees of the 1990 Trust, thereby removing Robert A. Mann as trustee. The Company has been advised that on March 20, 2001, Mary Hyden Mann Hunter and Walter J. Rusek accepted appointment as successor co-trustees of the 1990 Trust. The Company has also been advised that Robert A. Mann does not agree either with the validity of his removal as trustee of the 1990 Trust or that valid grounds exist for his removal. David W. Mann is one of the beneficiaries of the 1990 Trust. The effect of these changes, if any, on the beneficial ownership of the 92,742 shares of Company stock owned by Holdings is not yet clear to the Company. Mary Hyden Mann Hunter, Allen B. Mann, and David W. Mann are limited partners of Holdings The ownership of the 33.5% partnership interest held by David W. Mann in Holdings may be in dispute. Under the terms of the partnership agreement of Holdings, the general partners have sole voting and investment power with respect to the 92,742 shares of the Company owned by the partnership; thus FFCH (which is owned by the 1990 Trust) and David W. Mann, as the two general partners, have voting and investment power over such shares.

(2)       Consists of the 92,742 shares owned by Holdings (see footnote 1 above) and 9,255 shares owned by Bluebonnet Investments, Ltd. (see footnote 5 below).

(3)       Consists of 92,742 shared owned by Holdings (see footnote 1 above), and 9,255 shares owned by Bluebonnet Investments, Ltd. (see footnote 5 below). In addition, Mr. Rusek is a limited partner in a limited partnership which owns 185 shares over which he does not have voting or investment power.

(4)       Consists of 78 shares owned by Barclay, Inc., which is owned one hundred percent (100%) by David W. Mann, 92,742 shares owned by Holdings (see footnote 1 above), and 9 shares owned by the Robert A. Mann Insurance Trust of which David W. Mann and Allen B. Mann are co-trustees.

(5)       Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., a Texas limited partnership, the general partners of which are Robert A. Mann and Bluebonnet Enterprises, Inc., a Texas corporation owned by the 1990 Trust, and 92,742 shares owned by Holdings (see footnote 1 above). The Company has been notified that on March 20, 2001, David W. Mann, exercising his authority pursuant to the terms of the 1990 Trust, appointed Mary Hyden Mann Hunter and Walter J. Rusek as successor co-trustees of the 1990 Trust, thereby removing Robert A. Mann as Trustee. The Company has been advised that on March 20, 2001, Mary Hyden Mann Hunter and Walter J. Rusek accepted appointment as successor co-trustees of the 1990 Trust. The Company has also been advised that Robert A. Mann does not agree either with the validity of his removal as trustee of the 1990 Trust or that valid grounds exist for his removal. Robert A. Mann is the Chairman of the Board and one of the two directors of Bluebonnet Enterprises, Inc. David W. Mann is President of Bluebonnet Enterprises, Inc. and the other director. The partnership agreement of Bluebonnet Investments, Ltd. provides that the general partners have the sole management rights in partnership affairs, including voting of securities owned by the partnership, but the agreement further provides that so long as Robert A. Mann is acting as the individual general partner, he shall have no right to vote or determine not to vote shares of stock of a "controlled corporation" as that term is defined in Section 2036 of the Internal Revenue Code and applicable regulations. The Company does not know if it is considered a "controlled corporation."

(6)       Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd. (see footnote 5 above).

(7)       Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., over which the 1990 Trust has voting and shared investment power, and the 92,742 shares owned by Holdings, over which the 1990 Trust has voting and investment power.

(8)      Consists of 9 shares owned by the Robert A. Mann Insurance Trust of which Allen B. Mann and David W. Mann are co-trustees.

*      Less than 1%

CHANGE OF CONTROL

      The largest shareholder of the Company is Holdings, a Texas limited partnership, which owns 92,742 shares, representing 53.44 percent of the total outstanding shares of common stock. Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann are the three limited partners of Holdings, although the Company understands that there may be a dispute about ownership of the 33.5 percent partnership interest held by David W. Mann in Holdings. On May 9, 2000, Mary Hyden Hunter Mann and Allen B. Barclay, as limited partners for Holdings, elected David W. Mann as a general partner of Holdings. Therefore, Holdings has two general partners: David W. Mann and FFCH, a Texas corporation. The sole stockholder of FFCH is the 1990 Trust. On March 28, 2001, the two general partners of FFCH filed with the Texas Secretary of State an Amended and Restated Certificate of Limited Partnership. The stock of the Company that is owned by Holdings is voted by Holdings's two general partners, FFCH and David W. Mann. Robert A. Mann is Chairman of the Board of FFCH and one of the two directors. David W. Mann is President of FFCH and the other director.

      The Company has been notified that on March 20, 2001, David W. Mann, exercising his authority pursuant to the terms of the 1990 Trust, appointed Mary Hyden Mann Hunter and Walter J. Rusek as successor co-trustees of the 1990 Trust, thereby removing Robert A. Mann as trustee. The Company has been advised that on March 20, 2001, Mary Hyden Mann Hunter and Walter J. Rusek accepted appointment as successor co-trustees of the 1990 Trust. The Company has not been notified of any change in the officers or directors of FFCH. The effect of these changes, if any, on the beneficial ownership of the 92,742 shares of Company common stock owned by Holdings or on the control of the Company is not yet clear to the Company.

      The 1990 Trust is also the sole shareholder of Bluebonnet Enterprises, Inc., which is a general partner, along with Robert A. Mann, of Bluebonnet Investments, Ltd. Robert A. Mann is Chairman of the Board and one of two directors of Bluebonnet Enterprises, Inc. David W. Mann is President and the other director of Bluebonnet Enterprises, Inc. Bluebonnet Investments, Ltd. owns 9,255 shares, constituting 5.33 percent, of the outstanding common stock of the Company. The effect, if any, of the change in trustee of the 1990 Trust on the beneficial ownership of the 9,255 shares of Company common stock owned by Bluebonnet Investments, Ltd. or on the control of the Company is not yet clear to the Company.

      According to the Schedule 13D filed on March 30, 2001, on behalf of Mary Hyden Mann Hunter and Walter J. Rusek, Ms. Hunter and Mr. Rusek, as co-trustees of the 1990 Trust, which, as mentioned above, is the sole stockholder of FFCH, are claiming beneficial ownership of the 92,742 shares of Company common stock as well as voting and dispositive power over said shares, shared with David W. Mann, the other general partner of Holdings

      Also according to the Schedule 13D filed on March 30, 2001, on behalf of Mary Hyden Mann Hunter and Walter J. Rusek, Robert A. Mann has advised that he does not agree either with the validity of his removal as trustee of the 1990 Trust or that valid grounds exist for his removal.

      The information recited herein is reported because it may result in a change in control of the Company.

ELECTION OF DIRECTORS

      At its meeting on February 6, 2001, the Board amended the Company's Bylaws to read as follows concerning the number of directors:

Section 32. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than three nor more than ten directors. No decrease in the number of directors shall have effect of shortening the term of any incumbent Director or reducing the number of Directors to less than three. Any person that is twenty-one years of age or over shall be qualified to serve as a Director.

The Company has no formal procedures for nomination of directors by shareholders. On February 6, 2001, the Board resolved to increase the number of its directors from seven (7) (the number elected by shareholders of the Company at their 2000 annual meeting) to eight (8) and that the vacancy thus created and the vacancy created by virtue of the death of Barrett Smith be filled by the election of Joseph Edward Walker and James Lee Motheral, each to serve a term beginning immediately and ending upon the election of directors at the 2001 Annual Meeting of shareholders of the Company. All eight directors elected at the 2001 Annual Meeting will serve until the 2002 Annual Meeting of Shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal from office. All of the nominees are currently directors of the Company.

      Each nominee has agreed to serve as a director of the Company. The Board of Directors knows of no reason why any of its nominees will be unable to accept election. However, if any nominee becomes unable to accept election, the Board will select substitute nominees. Shareholders do not have cumulative voting rights.

      The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting:

Name and Principal Occupation for the Last Five Years	Age	Served As A Director	Offices and Positions With Company
NOMINEES
John Carl Hauser Retired	78	Since 9-20-84	Director
David W. Mann (1)(2)(3)(4)(5) President, First Financial Corporation since October 29, 1985; President, First Preference Mortgage Corp. since October 1991; Executive Vice President, Citizens State Bank, Woodville, Texas from July 1, 1995 to January 28, 1997; President and Vice Chairman of the Board, Citizens State Bank, Woodville, Texas since January 28, 1997; Mr. Mann is also an officer and director of certain insurance agencies and companies and holds positions with numerous other entities.	45	Since 4-27-79	President, Director
Robert A. Mann (1)(3)(4)(5) Chairman of the Board, First Financial Corporation since July 16, 1991; Chairman of the Board, First Preference Mortgage Corp. since 1993; Chairman of the Board of Citizens State Bank, Woodville, Texas, since 1950; Mr. Mann is also an officer and director of certain insurance agencies and companies and holds positions with numerous other entities.	70	7-1-75 to 12-27-88; Since 7-16-91	Chairman of the Board, Director
Walter J. Rusek Vice Chairman of the Board, Citizens State Bank, Woodville since February 1, 1993; President and Chief Executive Officer, Citizens State Bank, Woodville from July 1, 1994 to December 31, 1996; Trust Officer, Citizens State Bank, Woodville from August 1996 until December 31, 1998.	69	Since 2-26-70	Director
Mary Hyden Mann Hunter(1)(4)(5) Chief Financial Officer, YMCA of Central Texas from April 25, 1988 to July 24, 1998; Chief Executive Officer, YMCA of Central Texas since July 25, 1998.	47	Since 5-19-98	Director

Allen B. Mann(1)(4)(5) Since October 1995, Mr. Mann has practiced law by himself, initially as a sole proprietorship and then as a professional corporation. His law practice is primarily in the corporate and business law areas.	44	Since 5-19-98	Director
James Lee Motheral Since January 1, 1996, Mr. Motheral has been employed in the field of print management as President of Motheral Printing Company.	46	Since 2-6-01	Director
Joseph Edward Walker Since January 1, 1996, Mr. Walker has been employed by Video Productions and Impact Productions.	70	Since 2-06-01	Director

______________________

(1)      David W. Mann is the son of Robert A. Mann and the brother of Mary Hyden Mann Hunter and Allen B. Mann.

(2)      David W. Mann filed a Chapter 7 Bankruptcy on June 19, 1996. A settlement agreement was reached with Mr. Mann's creditors and the bankruptcy case was dismissed on September  15, 1997.

(3)      On June 18, 1996, United Plaza Partnership, a partnership in which David W. Mann and Robert A. Mann were partners, filed Chapter 7 Bankruptcy. A settlement agreement was reached with the partnership's creditors and the bankruptcy case was dismissed on August 12, 1997.

(4)      Mary Hyden Mann Hunter is the daughter of Robert A. Mann and the sister of David W. Mann and Allen B. Mann.

(5)      Allen B. Mann is the son of Robert A. Mann and the brother of David W. Mann and Mary Hyden Mann Hunter.

CERTAIN INFORMATION ABOUT THE FUNCTION OF THE
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors held four (4) regular meetings and no special meetings during 2000. All directors attended at least 75% of all board meetings held in 2000. Each non-employee director who attended such meetings (all directors during 2000 other than Robert A. Mann and David W. Mann) was paid a fee of $1,000.00 per meeting.

      The Board functions as a committee of the whole to nominate candidates for Board membership, and there is no standing nominating committee. In addition, the Board as a committee of the whole performs audit and executive compensation functions. There are no standing audit and executive compensation committees.

EXECUTIVE OFFICERS

      Executive officers of the Company are elected by the Board of Directors at the annual meeting of the Board and hold office until its next annual meeting or until their successors are elected and qualified, or until their earlier death, removal or resignation. The following table sets forth, for each person who is an executive officer of the Company and each person chosen to become an executive officer, his or her name, age, business experience for the last five years, the year he or she first became officer and the current position held at the Company:

Name	Age	Officer Since	Current Position
Robert A. Mann(1)	70	1991	Chairman of the Board
David W. Mann(1)	45	1985	President

Annie Laurie Miller
Support Services Manager, First Advisory Services since October 1994; Investment Group Manager, First Advisory Services from March 1993 through May 30, 1996; Chief Financial Officer, First Financial Corporation since May 30, 1996; Vice President, First Advisory Services since October 1997; Executive Vice President, First Financial Corporation since May 20, 1997; Executive Vice President/Chief Financial Officer, First Preference Mortgage Corp. since February 1, 1997; Executive Vice President/Chief Operating Officer, First Preference Mortgage Corp., since July 1999. Mrs. Miller is also an officer of certain insurance agencies and companies and holds positions with numerous other entities.

	38	1997	Chief Financial Officer/ Executive Vice President

______________________

(1)      Refer to section on Election of Directors for business experience during last five years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, other than as set forth herein, the Company believes that during the period beginning January 1, 2000, and ending December 31, 2000, all of its officers, directors and greater than ten percent beneficial stockholders complied with the applicable requirements under Section 16(a).

EXECUTIVE COMPENSATION

      The following table sets forth information regarding executive compensation paid to or for the Company's chief executive officer and each of the most highly compensated executive officers whose cash compensation exceeds $100,000 during the last three fiscal years.

Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compen- sation ($)	All Other Compensation ($)
Robert A. Mann, Chairman of the Board	1998 1999 2000	$113,645(2) $170,000 $121,996(3)	$ 500 $ -0- $ -0-	* * *	$ 7,125(1) $14,545(1) $2,341(1)
David W. Mann, President	1998 1999 2000	$115,642(4) $156,750(6) $180,158(8)	$ 5,791(5) $ 7,210(7) $ -0-	* * *	$ -0- $ -0- $2,484(1)
Annie Laurie Miller, Chief Financial Officer/ Executive Vice President	1998 1999 2000	$ 75,000(10) $ 96,667(9) $112,500(12)	$ 3,000(10) $ 5,040(10) $ -0-	* * *	$1,746(11) $2,102(11) $2,120(12)

______________________

* The named officers receive certain perquisites that do not exceed the lesser of $50,000 or 10% of salary and bonus.

(1)       In 1998 and 1999, the Company paid $749 for group life insurance premiums on the life of Robert A. Mann. In 2000, the Company paid $586 for group life insurance premiums on the life of Robert A. Mann. The Company made contributions to a 401(k) retirement plan in the amount of $1,282 and $0.00 in 1998, $2,550 and $0.00 in 1999, and $1,755 and $2,484 in 2000 on behalf of Robert A. Mann and David W. Mann, respectively. The balance of this amount represents insurance premiums paid on policies on the life of Robert A. Mann. The Company will recover premiums paid upon the death of Robert A. Mann or upon surrender of the policy, to the extent of amounts received at death or upon surrender.

(2)       Includes $37,500 paid by First Preference Mortgage Corp. and $63,645 paid by Apex Lloyds Insurance Company.

(3)       Includes $48,000 paid by First Advisory Services, Inc., $72,496 paid by Apex Lloyds Insurance Company, and $1,501 paid by First Apex Re, subsidiaries of the Company.

(4)       Consists of $109,329 paid by First Preference Mortgage Corp. and $6,313 paid by Apex Lloyds Insurance Company.

(5)       Consists of $5,500 paid by First Preference Mortgage Corp. and $292 paid by Apex Lloyds Insurance Company.

(6)       Includes $132,750 paid by First Preference Mortgage Corp. $24,000 paid by Apex Lloyds Insurance Company, and $32,000 paid by First Apex Re.

(7)       Paid by First Preference Mortgage Corp.

(8)       Includes $81,833 paid by First Preference Mortgage Corp., $31,667 paid by First Advisory Services, Inc., $30,780 by Apex Lloyds Insurance Company, and $35,878 paid by First Apex Re., subsidiaries of the Company.

(9)       Includes $40,417 paid by First Advisory Services, Inc. and $56,250 paid by First Preference Mortgage Corp.

(10)       Paid by First Advisory Services, Inc.

(11)       In 1997 and 1998, First Advisory Services, Inc. made contributions of $1,027 and $1,170, respectively to a 401(k) retirement plan and $538 and $576, respectively in group life insurance premiums on behalf of Annie Laurie Miller. In 1999, First Advisory Services, Inc. made a contribution of $682 and First Preference Mortgage Corp. made a contribution of $844 to a 401(k) retirement plan on behalf of Annie Laurie Miller. In 1999, First Advisory Services, Inc. and First Preference Mortgage Corp. each paid $288 for group life insurance premiums on the life of Annie Laurie Miller.

(12)       Paid by First Preference Mortgage Corp.

       Each non-employee director of the Company (all directors other than Robert A. Mann and David W. Mann) was paid a fee of $1,000.00 for each regular meeting of the Board of Directors that such director attended. The Company does not have any standard arrangements or other arrangements pursuant to which any director of the Company was compensated during the last completed fiscal year for any service as a director, including committee participation and special assignments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tri-Triangle Agency, Inc., d/b/a Triangle Insurance Agency

       Certain subsidiaries of the Company pay commissions to Tri-Triangle Agency, Inc., a corporation owned by Robert A. Mann, on hazard insurance policies sold to customers of such subsidiaries. Commissions paid by such subsidiaries amounted to $6,251 and $4,596 for the years ended December 31, 1999 and 2000, respectively. Substantially all commissions paid were offset by reimbursement to the Company or its subsidiaries from Tri-Triangle Agency, Inc. for expenses owed by Tri-Triangle Agency, Inc. to the Company or its subsidiaries.

Managerial and Accounting Services provided by First Advisory Services, Inc.

       During 1999 and 2000, Bluebonnet Investments, Ltd. (a limited partnership described herein) and other entities directly or indirectly owned or controlled by Robert A. Mann, David W. Mann and/or members of the Mann family paid First Advisory Services, Inc., a subsidiary of the Company, an aggregate amount $261,740 and $264,725, respectively, in fees for accounting and managerial services provided by First Advisory Services, Inc. to such entities.

Expense Sharing Agreement with UW Insurance Group, Inc.

       During 1999 and 2000, the Company and certain subsidiaries of the Company had expense sharing arrangements with UW Service Corporation, Inc. ("UWSC"), pursuant to which UWSC provided certain personnel, facilities, equipment and supplies to the Company and its subsidiaries and allocated to the Company and its subsidiaries the costs incurred by UWSC for such personnel, facilities, equipment and supplies. During 1999 and 2000, the Company and its subsidiaries paid a total of $200,193 and $259,760, respectively, to UWSC pursuant to these expense sharing arrangements. UWSC is a wholly owned subsidiary of UW Insurance Group, Inc. ("UWIGI"). Approximately 80% of the outstanding shares of UWIGI are owned by Bluebonnet Investments, Ltd. (a limited partnership described herein), and the remaining 20% of the outstanding shares are owned by David W. Mann's mother. It is the intention of the parties to these expense sharing arrangements that no party realize a profit nor incur a loss as a result of the cost sharing covered by these arrangements.

       In 1999, First Preference Mortgage Corp. ("FPMC") and Citizens State Bank, Woodville, Texas ("CSB") shared on a 50-50 basis the salary and related expense of an individual who acts as a marketing director for FPMC and CSB.

Transactions with Key Group, Ltd.

       The Company has a servicing agreement pursuant to which it services certain mobile home notes the Company contributed to Key Group, Ltd., a Texas limited partnership ("Key Group"), in exchange for a limited partnership interest. The Company owns, as a limited partner, 52.94% of Key Group. See earlier discussion of Key Group, Ltd. The aggregate amount paid to the Company for servicing said notes during 1999 and 2000 was $9,723 and $5,995, respectively.

       The Company services another portfolio of manufactured home loans owned by FPMC. The total servicing fees paid by FPMC to the Company with respect to these loans in 1999 and 2000 were $13,732 and $4,795, respectively. In addition, the Company services certain manufactured housing installment sales contracts and installment loan agreements for FPMC. The total servicing fees paid by FPMC to the Company during 1999 with respect to said loans were and $261. No servicing fees were paid in 2000.

       The Company contracts with FPMC, as subservicer, to provide the actual servicing of certain mobile home loans. The Company paid FPMC $35,420 and $13,480 during 1999 and 2000, respectively, as the subservicer of these and other loans.

       First Financial Information Services, Inc. ("FFISI"), which is owned by FPMC, bills out computer services for general ledger accounting, mortgage loan servicing and insurance policy tracking. FFISI bills other First Preference Holdings, Inc. subsidiaries, the Company and its subsidiaries, and affiliated insurance companies such as UW General Agency, Inc., UWSC, and Tri-Triangle Agency, Inc. The total amount billed by FFISI to the Company and its subsidiaries (including Key Group, Ltd. and its subsidiaries) in 1999 and 2000 was $211,706 and $200,400, respectively.

Sale of 800 Washington Ave. Property

       On November 1, 1997, the Company sold to FPMC the land and improvements located at 800 Washington Avenue, Waco, Texas, for a purchase price of $700,000. The purchase price was payable $100,000 in cash and the execution of a note in the principal amount of $600,000, bearing interest at 9% per annum payable in equal monthly installments over a period of 84 months. This building is the principal office of the Company and its subsidiaries (including FPMC). The note executed by FPMC is secured by a deed of trust lien on the building. FPMC paid off the note to the Company in December 1998. FPMC now subleases a portion of the building to Bluebonnet Investments, Ltd. (a partnership described herein), UWSC, and other entities directly or indirectly owned or controlled by Robert A. Mann, David W. Mann and/or members of the Mann family. During 1999 and 2000, those sublessees paid a total of $43,200 and $43,200 in rent to FPMC.

Note Receivable From UBI Incentive Savings Plan Liquidating Trust Nos. 1, 2 and 3

       In 1991, the Department of Labor ("DOL") initiated an investigation with regard to certain investments made by the United Bankers, Inc. Master Incentive Savings Plan and Trust ("UBI ISP") which was adopted by the Company as its own incentive savings plan. David W. Mann had served as a member and chairman (beginning in 1989) of the Administrative Committee of UBI ISP. No formal charges were ever made by the DOL against David W. Mann, the Company or any other member of the Administrative Committee and there was no finding by the DOL or any other entity of any breach of fiduciary duty or wrongdoing by David W. Mann, the Company or anyone else. To resolve the matter with the DOL a $40,000 payment was made to certain liquidating trusts set up to liquidate the remaining assets of the UBI ISP, of which the Company and David W. Mann each paid $10,000. The source of the $10,000 paid by David W. Mann, as well as Mr. Mann's portion of the costs involved in handling the matter before the DOL, was an advance from the Company. A lawsuit was filed in McLennan County, Texas, in which recovery was sought from the UBI ISP Liquidating Trusts Nos. 1, 2 and 3 (the "Liquidating Trusts") of the amount of the settlement, plus all of the costs involved in handling the matter before the DOL and the costs of the lawsuit. In September 1995, a judgment was signed ordering the Liquidating Trusts to reimburse the amount of the settlement, as well as the costs to defend the matter before the DOL and the costs of the lawsuit. The Liquidating Trusts did not have sufficient cash to pay all such costs. Accordingly, a note was signed by the Liquidating Trusts to David W. Mann, Trustee, for $111,607.89, which is secured by real estate owned by the Liquidating Trusts. David W. Mann held this note for the benefit of the Company and others. In July 1999, the real estate securing the note was sold and the note was paid in full. In July 1999, Mr. Mann paid the Company its pro rata portion of such note, in the amount of $57,947.

First Apex Re, Inc.

       In the fall of 1997, Apex Lloyds Insurance Company ("Apex"), a wholly-owned subsidiary of the Company, initiated the process of forming a Vermont domiciled captive insurance company, First Apex Re, Inc. ("First Apex"). To provide the required initial capital, Apex purchased 3,000 shares of the Class A voting common stock of First Apex for a total amount of $60,000. The Company purchased 3,250 shares of the Class B nonvoting stock of First Apex for an aggregate purchase price of $65,000. FPMC furnished a $175,000 letter of credit issued in favor of the Commissioner of Insurance for the state of Vermont for the benefit of First Apex. First Apex was organized to reinsure mortgage guaranty insurance on loans originated by FPMC and other related entities. First Apex has agreed to pay FPMC a fee for the letter of credit equal to the 1% fee payable to the issuing bank, plus an additional amount equal to the difference between the amount FPMC earns on the certificate of deposit serving as collateral for the letter of credit and 10% per annum. In 1999 and 2000, this fee was $9,444 and $8,341 respectively. In 1999 and 2000 First Apex received $217,277 and $361,383, respectively, in premiums for reinsurance of mortgage guaranty insurance on loans originated by FPMC.

Lot Purchase

       On or about October 27, 1997, Robert A. Mann acquired a residential lot from the Company. To evidence the purchase price for the lot, Mr. Mann has executed an unsecured note for $32,500, bearing interest at 5.72% per annum, due on demand or, if no demand, on October 27, 1998. This note was paid in full in April 2000.

FFC Venture, Inc.

       FFC Venture, Inc., a Texas corporation owned by David W. Mann, has an agreement with the Company to service certain notes for the purchase of lots. The total fees paid by FFC Venture, Inc. to the Company in 1999 and 2000 $2,990 and $2,790, respectively.

VEBA and 401(k) Plan

       The Company sponsors a voluntary employee benefit association ("VEBA") that provides partial funding for the group medical and dental plan for the Company. The trustees of the VEBA are Annie Laurie Miller, David W. Mann and Walter J. Rusek. Certain other companies that are related through common ownership have adopted the VEBA sponsored by the Company, including CSB, FPMC and UWSC.

       The Company also sponsors a 401(k) plan. CSB, FPMC, UWSC and First Advisory Services, Inc. have also adopted the 401(k) plan sponsored by the Company.

Servicing of Notes

       The Company services a small number of notes on behalf of BIL (a partnership described herein). In 1999 and 2000 BIL paid the Company $948 and $607, respectively, in servicing fees.

PARENT OF THE COMPANY AND
ITS CONSOLIDATED SUBSIDIARIES

The Company is the parent, by way of ownership of all the outstanding securities, of the following companies:
Pre-Owned Homes, Inc.		Mobile Home Conveyers
First Advisory Services, Inc.		and Liquidators, Inc.
First Financial Credit Corporation		First Financial Insurance
Apex Lloyds Insurance Company		Agency, Inc.
Shelter Resources, Inc.		Texas Apex, Inc.
The Company is also the parent, by way of ownership of a 52.94% partnership interest in Key Group, Ltd., of the following companies:

First Preference Holdings, Inc.		First Financial Information Services, Inc.
Security Washington Avenue Corp.	.	First Preference Financial Corp
First Preference Mortgage Corp.		First Preference Properties, Inc.

The Company owns all of the Class B common stock of First Apex Re, Inc., which Class B common stock constitutes 52% of the outstanding shares of First Apex Re, Inc. Apex Lloyds Insurance Company owns all of the Class A common stock of First Apex Re, Inc., which Class A common stock constitutes 48% of the outstanding shares of First Apex Re, Inc.

The immediate parent of the Company, by way of ownership of approximately 53.44% of its outstanding shares, is Holdings

INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has selected Pattillo, Brown & Hill as principal accountant for the fiscal year ending December 31, 2001. Pattillo, Brown & Hill was the principal accountant for the Company for the fiscal year ending December 31, 2000. It is expected that a representative of Pattillo, Brown & Hill will attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

       The Company has recently been advised by Pattillo, Brown & Hill that, other than in its capacity as principal accountants, Pattillo, Brown & Hill has no direct or indirect financial interest in or connection with the Company, nor has it had any such during the past three years.

       Audit Fees. $53,750 represents the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year.

       Financial Information Systems Design and Implementation Fees. The Company was not billed for fees and did not obtain any of the following services from Pattillo, Brown & Hill for the most recent fiscal year: (1) directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network, or (2) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

       All Other Fees. $1,250 represents the aggregate fees billed for services rendered by Pattillo, Brown & Hill, other than services covered in the two preceding paragraphs, for the most recent fiscal year.

       The Board of Directors has considered whether the provision of the services covered in the above paragraphs is compatible with maintaining Pattillo, Brown & Hill's independence.

REPORT OF THE AUDIT COMMITTEE

       The Company does not have an audit committee.

ANNUAL REPORT

       Accompanying this Information Statement is an annual report to security holders on Form 10-KSB, which is being provided to each shareholder of record without cost to satisfy the requirement that the Company's annual report to security holders accompany or precede this Information Statement.

OTHER MATTERS

       As of the date of this Information Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ David W. Mann
David W. Mann, President

April 17, 2001